                                                                    EXHIBIT 3.37

                                    CORPORATE
                               BOARD OF DIRECTORS
                                     BYLAWS

                                       for

                          BILTMORE SURGERY CENTER, INC.

                              a Arizona corporation

                          Dated as of January 30, 1997

                                TABLE OF CONTENTS

ARTICLE I     CORPORATE PURPOSE...........................................     1

      Section 1.  Purpose.................................................     1

ARTICLE II    OFFICES.....................................................     1

      Section 1.  Principal Office........................................     1
      Section 2.  Other Offices...........................................     1

ARTICLE III   SHAREHOLDERS................................................     1

      Section 1.  Place of Meetings.......................................     1
      Section 2.  Annual Meeting..........................................     1
      Section 3.  Special Meetings........................................     1
      Section 4.  Action Without a Meeting................................     1
      Section 5.  Quorum of Shareholders..................................     2
      Section 6.  Majority Vote Requirements..............................     2
      Section 7.  Voting Rights...........................................     2

ARTICLE IV    DIRECTORS...................................................     2

      Section 1.  Powers..................................................     2
      Section 2.  Number of Qualification.................................     2
      Section 3.  Vacancies...............................................     2
      Section 4.  Action by Directors Without a Meeting...................     3
      Section 5.  Quorum..................................................     3
      Section 6.  Resignations and Removal................................     3
      Section 7.  Conduct of Meetings.....................................     3

ARTICLE V     NOTICES.....................................................     3

      Section 1.  Written Notices.........................................     3
      Section 2.  Waivers.................................................     3
      Section 3.  Timely and Proper Notice................................     4

ARTICLE VI    OFFICERS....................................................     4

      Section 1.  Officers................................................     4
      Section 2.  Authority of Certain Officers...........................     4

                  a. Chairman of the Board................................     4
                  b. President............................................     4
                  c. Vice President.......................................     4
                  d. Secretary............................................     4
                  e. Treasurer............................................     5

ARTICLE VII   ADMINISTRATOR...............................................     5

      Section 1.  Appointment.............................................     5
      Section 2.  Responsibilities........................................     5

ARTICLE VIII  GOVERNING BOARD.............................................     6

      Section 1.  Appointment of Governing Board..........................     6
      Section 2.  Governing Board Bylaws; Functions and Duties
                  of Governing Board......................................     6
      Section 3.  Composition of Governing Board..........................     7

ARTICLE IX    OTHER PROVISIONS............................................     7

      Section 1.  Checks and Drafts.......................................     7
      Section 2.  Execution of Contracts..................................     7
      Section 3.  Annual Report to Shareholders...........................     7

ARTICLE X     INDEMNIFICATION.............................................     7

      Section 1.  Indemnification of Officers and Directors...............     7
      Section 2.  Indemnification Insurance...............................     8
      Section 3.  Indemnification Agreements..............................     8

ARTICLE XI    AMENDMENTS..................................................     8

                                     BYLAWS
                                       OF
                          BILTMORE SURGERY CENTER, INC.
                              a Arizona corporation

                                    ARTICLE I
                                CORPORATE PURPOSE

      Section 1. Purpose. This corporation may engage in any lawful activity, including but not limited to, owning and operating health care facilities, including all related departments and activities associated therewith.

                                   ARTICLE II
                                     OFFICES

      Section 1. Principal Office. The principal office of the Corporation is hereby fixed and located at: 3820 State Street, Santa Barbara, California, 93105. The Board of Directors (hereinafter the "Board") is hereby granted full power and authority to change said principal office from one location to another.

      Section 2. Other Offices. Regional, branch or subordinate offices may be established at any time by the Board at any other place or places, within or outside of the United States of America.

                                   ARTICLE III
                                  SHAREHOLDERS

      Section 1. Place of Meetings. Meetings of the Shareholders of this Corporation shall be held either at the principal executive office of the Corporation, or at any other place which may be designated either by the Board or by the written consent of the Shareholders, given either before or after the meeting and filed with the Secretary of the Corporation.

      Section 2. Annual Meeting. The annual meeting of the Shareholders shall be held on such date and at such time as may be fixed by the Board or the Shareholders.

      Section 3. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the President or the Shareholders.

      Section 4. Action without a Meeting. Any action(s) which may be taken at a meeting of the Shareholders may be taken without a meeting by a written consent to such action(s) signed by the Shareholders, which document shall be inserted in the Minute Book of the corporation.

      Section 5. Quorum of Shareholders. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of Shareholders except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

      Section 6. Majority Vote Requirements. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, except that in elections of members of the Board those receiving the greatest number of votes shall be deemed elected even though not receiving a majority unless the vote of a greater number of voting by classes is required by law or the Articles of Incorporation.

      Section 7. Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation and except as the Articles of Incorporation may confer on the holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters. At each election for Directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her for whose election he/she has a right to vote.

                                   ARTICLE IV
                                    DIRECTORS

      Section 1. Powers. Subject to limitations of the Articles of Incorporation, these Bylaws, and the laws of the State as to action required to be approved by the Shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

      Section 2. Number and Qualification. The authorized number of directors shall not be less than one (1) nor more than the maximum authorized by law. The exact number of directors may be fixed, from time to time, by the Board or the Shareholders. The number of directors shall be one (1) until changed as provided in this Section.

      Section 3. Vacancies. If any vacancy shall occur among the Directors by reason of death, resignation, disqualification, removal or otherwise, such vacancy may be filled by a majority vote of the remaining Directors, so long as such remaining Directors constitute a quorum. Any such vacancy may be filled by the Shareholders, and all vacancies where the number of remaining Directors is less than a quorum must be filled by the Shareholders. If the number of Directors shall be increased by vote of the Shareholders or the Directors, the additional Directors authorized by such increase shall be elected by the votes of a majority of the Directors in office at the time of such increase, or by the Shareholders of the Corporation. In the event of a conflict between the Board and the Shareholders, the decision by the Shareholders shall prevail. Each director so elected shall hold office until his/her successor is elected at an annual meeting of the Shareholders or at a special meeting called for that purpose.

      Section 4. Action by Directors Without a Meeting. Any action(s) that may be taken at a meeting of the Board may be taken without a meeting if authorized by a writing signed by all of the members of the Board, which document shall be inserted in the Minute Book of the Corporation.

      Section 5. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Resignations and Removal. Any Director may be removed, without cause, at any time by the majority vote of the Shareholders.

      Section 7. Conduct of Meetings. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation or any company controlling or controlled by the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE V
                                     NOTICES

      Section 1. Written Notices. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than three (3) or more than fifty (50) days before the meeting. Notices may be personally delivered or delivered by mail, telegram, Federal Express, or other reliable overnight delivery service, by or at the direction of the President, the Secretary or the officer calling the meeting to each Director, or Shareholder of record, as the case may be, entitled to vote at such meeting. Such notice shall be deemed to be given upon the earlier of (a) actual receipt or (b) three (3) days after deposit with the applicable deliverer addressed to the Director or Shareholder of record, as the case may be, at the address that appears on the records of the Corporation, with the postage thereon prepaid.

      Section 2. Waivers. Whenever any notice of any meeting for any purpose is required to be given to any Shareholder or Director under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

      Section 3. Timely and Proper Notice. A Shareholder or Director who attends meeting shall be deemed to have had timely and proper notice of the meeting, whether or not a written waiver is signed, unless he/she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI
                                    OFFICERS

      Section 1. Officers. The officers of the Corporation shall be selected and removed by the Board in its discretion and shall consist of a President, a Secretary, and a Treasurer and may include, at the discretion of the Board, without limitation, a Chairman of the Board, any number of Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as the Corporation may require. Each such officer shall hold their respective office for such period, have such authority, and perform such duties as the Board may from time to time determine.

      Section 2. Authority of Certain Officers. Anything herein to the contrary notwithstanding, the following described officers shall have the authority set forth after their respective designation:

            a. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and the Board. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of this Corporation that may be authorized hereby or by the Board.

            b. President. The President shall be the general manager and chief executive officer of the Corporation and shall have responsibility for, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

            c. Vice President. In the absence or disability of the President, any Vice President so designated by the Board shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. All Vice Presidents, if any, shall have such powers and perform such duties as from time to time may be prescribed by the Board.

            d. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, (i) a book containing minutes of all meetings of the Shareholders and the Board, and
(ii) a share register or a duplicate share register. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

            e. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation. Such officer shall send or cause to be sent to the Shareholders such financial statements and reports as are by law or these Bylaws required to be sent to said Shareholder. The books of account shall at all times be open to inspection by any director. Such officer shall cause all moneys and other valuables to be deposited in the name and to the credit of the Corporation. Such officer shall (i) disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board, (ii) render to the President and the directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and (iii) have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE VII
                                  ADMINISTRATOR

      Section 1. Appointment. If applicable, the Board or its designee may, for each facility deemed appropriate by the Board, appoint a chief executive officer (hereinafter "Administrator") for such facility. In making such appointment, the Board shall consult with the Governing Board, if any, of the facility. The Administrator may be an officer of the Corporation and shall be responsible for the day-to-day management of the respective facility.

      Section 2. Responsibilities. The Administrator shall represent the facility in all aspects of its operations. The Administrator shall make periodic reports to the Governing Board, if any, but his/her line of authority shall derive from the Board. The duties of the Administrator shall include but not be limited to the following:

            a. Implementing policies of the Board and the Governing Board as approved by the Board or its designee, especially those relating to the physical and financial resources of the facility.

            b. Acting as liaison among the Board, Governing Board, administrative staff and Medical Staff (if any), and between the facility and the local community.

            c. Organizing and managing the facility and its services, departments and subdivisions, delegation of duties and establishment of formal means of accountability of subordinates.

            d. Taking reasonable steps to the end that the facility complies with applicable laws, rules and regulations.

            e. Reporting to the Governing Board, if any, on the overall activities of, and developments and inspections affecting, the facility.

                                  ARTICLE VIII
                                 GOVERNING BOARD

      Section 1. Appointment of Governing Board. For each facility deemed appropriate by the Board of Directors, the Board of Directors or its designee may appoint a local governing body, to be known as the Governing Board. Notwithstanding any other provision of these Bylaws, each reference in these Bylaws to the "Governing Board" shall refer to each respective Governing Board so appointed by the Board of Directors, and each reference to the "Medical Staff" shall refer to each respective Medical Staff organized pursuant to the Governing Board Bylaws.

      Section 2. Governing Board Bylaws; Functions and Duties of Governing
Board.

            a. The functions, authority and duties of the Governing Board shall be as directed from time to time by the Board of Directors and as set forth in the Governing Board Bylaws. The Board of Directors must approve the Governing Board Bylaws, Medical Staff bylaws, if any, all rules and regulations established by the Governing Board or Medical Staff and all amendments, modifications, restatements, replacements and revisions of any thereof. No provision of the Governing Board Bylaws or any rules and regulations established by the Governing Board shall have any force or effect unless approved in writing by the Board of Directors. The Board of Directors, in its sole discretion, at any time and from time to time may amend or repeal all or any part of the Governing Board Bylaws, Medical Staff bylaws, if any, any rule and regulations established by the Governing Board or Medical Staff and all amendments, modifications, restatements, replacements and revisions of any thereof.

            b. The functions, authority and duties of the Governing Board shall be consistent with the Articles of Incorporation, these Bylaws, applicable laws and regulations and the standards of the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") and any successor or similar organizations with whose standards a facility is or elects to be governed. Subject to the foregoing provisions of this Article VIII, the functions, authority and duties delegated to the Governing Board may include, without limitation, the following, all in accordance with the Governing Board Bylaws: (i) appointing the Medical Staff, (ii) granting clinical privileges, (iii) reappointing the Medical Staff
(iv) establishing Medical Staff hearing and appeal procedures and making final determinations in hearings and appeals conducted pursuant to such procedures,
(v) establishing overall policies for the Governing Board and the operation of the facility, (vi) establishing procedures for resolving disputes between the Governing Board and the Medical Staff Executive Committee, (vii) establishing policies with respect to medical care evaluation, utilization review, peer review and other matters relating to the quality of care at the facility, (viii) taking reasonable and necessary steps to comply with applicable laws, rules and regulations and applicable JCAHO and similar organizations' accreditation standards, establishing and submitting to the Board of Directors short-term and long-term plans, including annual capital and operating budgets and a long-range master plan, to the end that the facility may effectively service its community,
(ix) establishing and reviewing personnel policies, (x) reviewing the quality of service rendered by hospital-based physicians and other professional service contractors and (xi) establishing policies, practices and procedures concerning the Medical Staff's members' observation of all legal and ethical principles of their profession. The Governing Board shall have the authority to incur expenses of individual items than do not exceed limits set by the Board of Directors from time to time.

      Section 3. Composition of Governing Board. The Governing Board shall be composed as set forth in the Governing Board Bylaws. The appointment of each member of the Governing Board must be approved in writing by the Board of Directors. The Board of Directors may remove any member or all members of the Governing Board at any time, with or without cause, without any prior notice.

                                   ARTICLE IX
                                OTHER PROVISIONS

      Section 1. Checks and Drafts. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

      Section 2. Execution of Contracts. The Board may authorize any officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officers, agent, employee or other person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit, or to render it liable for any purpose or amount.

      Section 3. Annual Report to Shareholders. Annual reports to the Shareholders are expressly waived, but nothing herein shall be interpreted as precluding the issuance of annual or other periodic reports to the Shareholders.

                                    ARTICLE X
                                 INDEMNIFICATION

      Section 1. Indemnification of Officers and Directors. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he/she, or a person of whom he/she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee, fiduciary or agent may in the sole discretion of the Board, be indemnified and held harmless by the corporation to the fullest extend permitted by the laws of the State, as the same exist or may hereafter be amended against all costs, charges, expenses, liabilities and losses (including, without limitation attorneys' fees, judgments, fines, employee benefit plan excercise taxes or penalties in connection therewith, and such indemnification, if any, shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit his/her heirs, executors and administrators; provided, however that unless otherwise determined by the Board, the Corporation may indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article X may include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the laws of the State require, the payment of such expenses incurred by a director or officer in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.1 or otherwise. The Corporation may, by action of the Board, provide indemnification to employee and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      Section 2. Indemnification Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State.

      Section 3. Indemnification Agreements. The Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by the laws of the State.

                                   ARTICLE XI
                                   AMENDMENTS

      These Bylaws may be amended or repealed either by the Shareholders or as otherwise authorized under the laws of the State.